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                                                                    EXHIBIT 11.1


                          WATSON PHARMACEUTICALS, INC.

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                     (In Thousands, Except Per Share Data)
                                   Unaudited


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                                            For the nine months ended         For the three months ended
                                                  September 30,                     September 30,
                                            -------------------------         --------------------------
                                              1995             1994             1995             1994
                                            --------         --------         --------         ---------
Net income                                   $31,011         $24,142           $ 5,307          $ 8,878
                                             =======         =======           =======          =======

Common stock:

  Shares outstanding from
   beginning of period                        35,783          35,550            36,037           35,627

Pro rata shares:

  Exercise of stock options                      197              69                 8               30
  Assumed exercise of stock
    options, using treasury
    stock method                               1,007             847             1,256              908
                                             -------         -------           -------          -------

Weighted average number of
  common and common equivalent
  shares outstanding                          36,987          36,466            37,301           36,565
                                             =======         =======           =======          =======

Earnings per common and common
  equivalent share                           $   .84         $   .66           $   .14          $   .24
                                             =======         =======           =======          =======
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